Exhibit 99.1

FOR IMMEDIATE RELEASE	NR11-26

Dynegy Inc. Announces Cash Tender Offer and Consent Solicitation by its subsidiary,
Sithe/Independence Funding Corporation, for the 9% Secured Bonds due 2013

HOUSTON, TX (August 26, 2011) — Dynegy Inc. (“Dynegy”) (NYSE: DYN) announced today that its wholly-owned indirect subsidiary, Sithe/Independence Funding Corporation (“Sithe”), has commenced a cash tender offer to purchase any and all of Sithe’s outstanding $191,687,012.47 in aggregate principal amount of 9% Secured Bonds due 2013 (the “Notes”) (CUSIP Nos. 829809AF9 and 829809AC6). In connection with the tender offer, Sithe is also soliciting consents (“Consents”) from the registered holders of the Notes to certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Notes (as supplemented, the “Indenture”), including the (i) elimination of certain of the restrictive covenants, certain events of default applicable to the Notes and certain other provisions contained in the Indenture and (ii) amendment of the satisfaction and discharge provisions of the Indenture. The tender offer and consent solicitation are described in detail in an Offer to Purchase and Consent Solicitation Statement dated today (the “Statement”). The tender offer is scheduled to expire at 11:59 p.m., New York City time, on September 23, 2011, unless extended or earlier terminated by Sithe (the “Expiration Date”).

The total consideration for each $1,000 principal amount of Notes validly tendered and accepted for payment will be $1,110.80 (the “Total Consideration”), which includes a consent payment of $30 per $1,000 principal amount of Notes (the “Consent Payment”). In order to receive the Total Consideration, holders of Notes must validly tender (and not validly withdraw) their Notes and validly deliver (and not validly revoke) their corresponding Consents on or prior to 5:00 p.m., New York City time, on September 9, 2011, unless extended or earlier terminated by Sithe (the “Consent Date”). Holders of Notes who validly tender (and not validly withdraw) their Notes after the Consent Date and on or prior to the Expiration Date will only receive $1,080.80 per $1,000 principal amount of Notes (the “Purchase Price”), which is the Total Consideration minus the Consent Payment. In addition to the Total Consideration or the Purchase Price, as applicable, holders of Notes validly tendered and accepted for payment will receive accrued and unpaid interest on the Notes from the last interest payment date for the Notes to, but not including, the applicable day of payment of the Total Consideration or the Purchase Price, as applicable. Sithe expects that the initial payment date will be on or about September 12, 2011, unless the Consent Date is extended by Sithe in its sole discretion.  Sithe intends to fund the purchase of the Notes and payment of Consents with cash on hand. Sithe currently intends, on the initial payment date, to satisfy and discharge the Indenture and satisfy and discharge all Notes, although Sithe has no legal obligation to do so.

Except as set forth in the Statement or as required by applicable law, Notes tendered may be withdrawn and Consents delivered may be revoked at any time on or prior to the Withdrawal Deadline (as defined below) by following the procedures described in the Statement. Notes tendered on or prior to the Withdrawal Deadline that are not validly withdrawn on or prior to the Withdrawal Deadline may not be withdrawn thereafter. Notes tendered after the Withdrawal Deadline may not be withdrawn. The Withdrawal Deadline is the date on which the supplemental indenture containing the Proposed

Amendments is executed and becomes effective, which is expected to occur promptly following the receipt of Consents of a majority in aggregate principal amount of the outstanding Notes and may be before the Consent Date.

The tender offer and consent solicitation are conditioned on the satisfaction of certain conditions disclosed in the Statement, including, but not limited to, (i) valid tenders of a majority in aggregate principal amount of the outstanding Notes on or prior to the Consent Date and (ii) the execution of a supplemental indenture giving effect to the Proposed Amendments following receipt of such valid tenders. If any of the conditions described in the Statement are not satisfied, Sithe is not obligated to accept for purchase, or to pay for, Notes tendered pursuant to the tender offer.

Sithe has retained Credit Suisse Securities (USA) LLC to serve as the dealer manager for the tender offer and solicitation agent for the consent solicitation (the “Dealer Manager and Solicitation Agent”). Sithe has retained D.F. King & Co., Inc. to serve as the depositary and information agent for the tender offer and consent solicitation (the “Depositary and Information Agent”).

Requests for documents, including the Statement, may be directed to D.F. King & Co., Inc. by telephone at (212) 269-5550 (brokers and banks) or (800) 488-8095 (all others) or in writing at 48 Wall Street, 22nd Floor. New York, New York 10005. Questions regarding the tender offer or consent solicitation may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 538-2147 (collect).

This press release is neither an offer to purchase, nor a solicitation for acceptance of an offer to purchase, nor a solicitation of consents with respect to, any securities. The tender offer and consent solicitation is made only by and pursuant to the terms of the Statement and the related Letter of Transmittal. None of Sithe, the Dealer Manager and Solicitation Agent or the Depositary and Information Agent makes any recommendations as to whether holders should tender their Notes pursuant to the tender offer. Holders must make their own decisions as to whether to tender Notes, and, if so, the principal amount of Notes to tender.

ABOUT DYNEGY AND SITHE

Dynegy’s subsidiaries produce and sell electric energy, capacity and ancillary services in key U.S. markets. The Dynegy Power, LLC power generation portfolio consists of approximately 6,771 megawatts of primarily natural gas-fired intermediate and peaking power generation facilities, the Dynegy Midwest Generation, LLC portfolio consists of approximately 3,132 megawatts of primarily coal-fired baseload power plants, and a separate portfolio consists of approximately 1,570 megawatts from two leased power plants which are primarily natural gas-fired peaking and baseload coal generation facilities.

Sithe operates as an agent acting on behalf of its parent, Sithe/Independence Power Partners, L.P., a Delaware limited partnership (the “Partnership”). The Partnership was formed to develop, construct and own a natural gas-fired cogeneration facility. This facility has a design capacity of approximately 1,000 MW. Sithe was established for the purpose of issuing certain debt, including the Notes.  Sithe operates as a subsidiary of the Partnership.

FORWARD LOOKING STATEMENTS

This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements,” particularly those statements concerning the tender offer and consent solicitation. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission (the “SEC”). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its most recent Form 10-K and subsequent reports on Form 10-Q. In addition to the risks and uncertainties set forth in Dynegy’s SEC filings, the forward-looking statements described in this press release could be affected by, among other things, (i) Dynegy’s ability to address its substantial leverage on favorable terms and its ability to access the capital markets when needed; (ii) the ability of management to execute any new or revised business plan approved by Dynegy’s Board of Directors; (iii) the timing and anticipated benefits to be achieved through Dynegy’s restructuring activities and cost savings program; (iv) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally; (v) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which Dynegy is, or could become, subject; (vi) beliefs about commodity pricing and generation volumes; (vii) anticipated liquidity in the regional power and fuel markets in which Dynegy transacts, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (viii) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (ix) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the potential for a market recovery over the longer term; (x) the effectiveness of Dynegy’s strategies to capture opportunities presented by changes in commodity prices and to manage its exposure to energy price volatility; (xi) beliefs and assumptions about weather and general economic conditions; (xii) beliefs regarding the U.S. economy, its trajectory and its impacts, as well as Dynegy’s stock price; (xiii) expectations regarding Dynegy’s collateral demands, interest expense and other payments; (xiv) Dynegy’s focus on safety and its ability to efficiently operate its assets so as to maximize its revenue generating opportunities and operating margins; (xv) beliefs about the outcome of legal, regulatory, administrative and legislative matters; and (xvi) expectations and estimates regarding capital and maintenance expenditures, including the Midwest Consent Decree and its associated costs. Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.